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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 9, 2000 included in the Company's Annual Report to Stockholders for the year ended December 31, 1999. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


Arthur Andersen LLP
February 25, 2000






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